

     As filed with the Securities and Exchange Commission on February 2, 2000
                                                     Registration No. 333 -
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           NETSMART TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                                                   13-3680154
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

   146 Nassau Avenue
   Islip, New York                                           11751
(Address of Principal Executive Offices)                     (Zip Code)

                          1998 Long-Term Incentive Plan
                              (Full Title of Plan)

                             Asher S. Levitsky P.C.
                        Esanu Katsky Korins & Siger, LLP
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 953-6000
                               Fax: (212) 953-6899
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
           Mr. James L. Conway, President and Chief Executive Officer
                           Netsmart Technologies, Inc.
                                146 Nassau Avenue
                              Islip, New York 11751
                                 (516) 968-2000
                               Fax: (516) 968-2123

                         CALCULATION OF REGISTRATION FEE

                                             Proposed             Proposed
Title of securities                           maximum             maximum
       to be             Amount to be       offering price        aggregate            Amount of
    registered            registered          per unit         offering price     registration fee
--------------------------------------------------------------------------------------------------
Common Stock, par       500,000 shares        $1.00 (1)           $500,000             $139.00
value $.01 per share

----------
(1)     Based on the exercise price of the options granted under the amendment to the 1998 Long-Term Incentive Plan which increased the number of shares subject to the plan by 500,000 shares.

This Registration Statement also serves as Post-Effective Amendment No. 1 to
Registration Statement on Form S-8, File No. 333-71549, which covered the
Registrant's 1998 Long-Term Incentive Plan, and Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, File No. 333-28287, which covered the
Registrant's 1993 Long-Term Incentive Plan.


PROSPECTUS

                                 522,888 Shares
                           NETSMART TECHNOLOGIES, INC.
                                  Common Stock

                   Nasdaq SmallCap Market Trading Symbol: NTST

        The selling stockholders may sell up to 522,888 shares of common stock from time to time. These selling stockholders may sell their shares

        *      On the Nasdaq SmallCap Market.
        * To a broker-dealer, including a market maker, who purchases the shares for its own account.
        *      In private transactions or by gift.

        The selling stockholders may also pledge their shares from time to time, and the lender may sell the shares upon foreclosure.

        The shares are being offered by the selling stockholders have been issued or are issuable upon exercise of outstanding options warrants held by the selling stockholders. We will only receive proceed if any options are exercised. We will not receive any proceeds from the sale by the selling stockholders of their shares of common stock. We will pay the cost of the preparation of this prospectus, which is estimated at $5,000.

                                   ----------

        Investing in shares of our common stock involves a high degree of risk. You should purchase the shares only if you can afford to lose your entire investment. See "Risk Factors," which begins on page 3.

                                   ----------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is January 2, 2000

                                TABLE OF CONTENTS


                                                                 Page
                                                                 ----
Risk Factors                                                      2
Use of Proceeds                                                   4
Selling Stockholders                                              4
Plan of Distribution                                              6
Available Information                                             6
Incorporation of Certain Documents by Reference                   7
Legal Matters                                                     7
Experts                                                           7


                                  RISK FACTORS

        This prospectus contains statements that plan or anticipate the future. Forward-looking statements include statements about our future business plans and strategies and the market for our products and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate" and similar words. Because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied, including, but not limited to, those identified under "Risk Factors" in this prospectus and in our Form 10-K for 1998, those described in Management's Discussion and Analysis of Financial Conditions and Results of Operations in our Form 10-K for 1998 and our Form 10-Q for the quarter ended September 30, 1999, and those described and in any other filings which are incorporated by reference in this prospectus, as well as general economic conditions.

        An investment in our common stock involves a high degree of risk. You should consider carefully, along with other factors, the following risks and should consult with your own legal, tax and financial advisors.

        If we are unable to obtain additional capital, we may not be able to develop our business and perform our contract obligations. We had working capital of $1.4 million at September 30, 1999. Our cash position decreased from $199,000 at December 31, 1998 to $80,000 at September 30, 1999. We require substantial additional capital in order to expand and develop our business and perform our obligations under our agreements and purchase orders. We have no commitments from any person to provide us with any such capital. Our business may suffer significantly if we do not obtain the capital when it is required.

        Because we are dependent upon government contracts, our business may be impaired by policies relating to entitlement programs. We market our health information systems principally to behavioral health care facilities, many of which are operated by government entities and include entitlement programs. During 1998, we generated 52% of our revenue from contracts with government agencies, as compared with 35% in 1997 and 31% in 1996. Government agencies generally have the right to cancel contracts at their convenience. In addition, we may lose business if government agencies reduce funding for entitlement programs.

        Our business is based on providing systems relating to behavioral health organizations, and changes in government regulation of health care industry may affect the market for our systems. We derive substantially all of our revenue from our health information systems and services. The federal and state governments have adopted numerous regulations relating to the health care industry, including regulations relating to the payments to health care providers for various services, and our systems are designed to provide information based on these requirements. The adoption of new regulations can have a significant effect upon the operations of health care providers, particularly those operated by state agencies. We cannot predict the effect on our business of future regulations by governments and payment practices by government agencies. Furthermore, changes in regulations in the health care field may force us to modify our health information systems to meet any new record-keeping or other requirements. If that happens, we may not be able to generate revenues sufficient to cover the costs of developing the modifications.

        If we are not able to take advantage of technological advances, our business may suffer. Our customers require software which enables them to store, retrieve and process very large quantities of data and to provide them with instantaneous communications among the various data bases. Our business requires us to take advantage of recent advances in software, computer and communications technology. This technology has been developing at rapid rates in recent years, and our future may be dependent upon our ability to use and develop or obtain rights to products utilizing such technology. New technology may develop in a manner which may make our software obsolete. Our inability to use new technology would have a significant adverse effect upon our business.

        Because of our size, we may have difficulty competing with larger companies that offer similar services. Our customers in the human services market include entitlement programs, managed care organizations, specialty care facilities and other major information technology users which have a need for access to information over a distributed data network. The software industry in general, and the health information software business in particular, are highly competitive. Other companies have the staff and resources to develop competitive systems. We may not be able to compete successfully with such competitors. The health information systems business is served by a number of major companies and a larger number of smaller companies, many of which are better capitalized, better known and have better marketing staffs than we have, and we may not be able to compete effectively with such companies. We believe that price competition is a significant factor in our ability to market our health information systems and services.

        Because we are dependent on our management, the loss of key executive officers could harm our business. Our business is largely dependent upon our senior executive officers, Messrs. James L. Conway, president and chief executive officer, Anthony F. Grisanti, chief financial officer, John F. Philips, vice president -- marketing, and Gerald O. Koop, vice president of the Company and chief executive officer of our operating subsidiary, Creative Socio-Medics Corp. Although we have employment agreements with Messrs. Conway, Grisanti, Phillips and Koop, these agreement do not guarantee that the officers will continue with us. Our business may be adversely affected if any of our key management personnel or other key employees left our employ.

        Because we lack patent protection, we cannot assure you that others will not be able to use our proprietary information in competition with us. We have no patent or copyright protection for our proprietary software, and we rely on non-disclosure agreements with our employees. Since our business is dependent upon our proprietary products, the unauthorized use or disclosure of this information could harm our business.

        Our growth may be limited if we cannot make acquisitions. An important part of our growth strategy is to acquire other businesses that are related to our current business. Such acquisitions may be made with cash or our securities or a combination of cash and securities. To the extent that we require cash, we may have to borrow the funds or issue equity. We have no commitments from any financing source and we may not be able to raise any cash necessary to complete an acquisition. If we fail to make any acquisitions, our future growth may be limited. As of the date of this prospectus, we do not have any agreement or understanding, either formal or informal, as to any acquisition.

        If we make any acquisitions, they may disrupt or have a negative impact on our business. If we make acquisitions, we could have difficulty integrating the acquired companies' personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses.

        We do not anticipate paying dividends on our common stock. We presently intend to retain future earnings, if any, in order to provide funds for use in the operation and expansion of our business and, accordingly, we do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

        The rights of the holders of common stock may be impaired by the potential issuance of preferred stock. Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue Preferred Stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. The preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any series of preferred stock, we may issue such shares in the future. If we issue preferred stock in a manner which dilutes the voting rights of the holders of the common stock, our listing on The Nasdaq SmallCap Market may be impaired.

        Shares may be issued pursuant to options which may affect the market price of our common stock. We may issue stock upon the exercise of options to purchase up to an aggregate 799,192 shares of common stock pursuant to our long-term incentive plans.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares. If any selling stockholders exercise their options, we will receive the exercise price of such options. We will use any such proceeds for working capital and general corporate purposes.

                              SELLING STOCKHOLDERS

        The following table and discussion sets forth:

        *    the name of each selling stockholder,
        * the nature of any position, office or other material relationship, if any, which the selling stockholder has had with us or any of our affiliates within the last three years,
        * the number of shares of common stock owned by each selling stockholder as of December 31, 1999, * the number of shares of common stock offered for each selling stockholder's account, and
        * the percentage owned by each selling stockholder after completion of the offering.



                            Shares of            Shares of
                          Common Stock         Common Stock             Shares of           Percentage
                           Owned Prior      Offered For Account       Common Stock             Owned
  Selling Stockholder      to Offering     of Selling Stockholder  Owned After Offering     After Offering
  -------------------      -----------     ----------------------  --------------------     --------------
James L. Conway              201,582                 90,000                 111,582              3.6%
John F. Phillips             198,922                101,922                  97,000              3.2%
Edward D. Bright             191,422                106,922                  84,500              2.8%
Gerald O. Koop               152,823                108,223                  44,600              1.5%
Anthony F. Grisanti          123,061                 95,821                  27,240                 *
Joseph G. Sicinski            32,000                 20,000                  12,000                 *

----------
*       Less than 1%.

        The number of shares of common stock owned by each person includes shares of common stock issuable upon the exercise of options and warrants that are currently exercisable or will become exercisable within 60 days of January
20, 1999, except as otherwise noted below.

        The number of shares of common stock owned by each person after the offering assumes that such person exercises all of his options and sells all of his shares.

        Mr. James L. Conway has been our president and a director since January
1996 and our chief executive officer since April 1998.  Shares owned by Mr.
Conway include (a) 70,000 shares of common stock issuable upon exercise of options owned by Mr. Conway, (b) 51,333 shares of common stock issuable upon exercise of the warrants held by Mr. Conway, and (c) 23,916 shares of common stock issuable upon exercise of warrants held by Mrs. Conway. Mr. Conway disclaims beneficial interest in the securities owned by his wife.

        Mr. Bright has been chairman of the board and a director of the Company since April 1998. He is also a member of the audit and compensation committees of the board of directors. From January 1996 until April 1998, Mr. Bright was an executive officer of or advisor to our subsidiary, Creative Socio-Medics Corp.
Shares owned by Mr. Bright include 67,500 shares of common stock issuable upon the exercise of options.

        Mr. Phillips has been one of our directors and vice president of Creative Socio-Medics since June 1994 and our vice president-marketing since
1996. Shares owned by Mr. Phillips include 89,000 shares of common stock issuable upon the exercise of options.

        Mr. Koop has been a director of the Company since June 1998. He has held management positions with CSM for more than the past five years, most recently as its chief executive officer, a position he has held since 1996. Shares owned by Mr. Koop include 87,984 shares of common stock issuable upon the exercise of options.

        Mr. Grisanti has been treasurer of the Company since June 1994, secretary since February 1995 and chief financial officer since January 1996.
Shares owned by Mr. Grisanti include 85,000 shares of common stock issuable upon the exercise of options.

        Mr. Sicinski has been a director of the Company since June 1998.  Mr.
Sicinski is a member of the Company's audit and compensation committees of the board of directors. Shares owned by Mr. Sicinski include 10,000 shares of common stock issuable upon exercise of options.

                                      - 4 -

                              PLAN OF DISTRIBUTION

        The selling stockholders named under the caption "Selling Stockholders" may sell up to 522,888 shares of common stock from time to time. These selling stockholders may sell their shares

        *      On the Nasdaq SmallCap Market.
        * To a broker-dealer, including a market maker, who purchases the shares for its own account.
        *      In private transactions or by gift.

        The selling stockholders may also ledge their shares from time to time, and the lender may sell the shares upon foreclosure.

        The shares of common stock offered by the selling stockholders have been issued upon exercise of options or are issuable upon exercise of options.

        The selling stockholders may sell the shares at a negotiated price or at the market price or both. They may sell their shares directly to the purchasers or they may use brokers. If they use a broker, the selling stockholders may pay a brokerage fee or commission or they may sell the shares to the broker at a discount from the market price. The purchasers of the shares may also pay a brokerage fee or other charge. The compensation to a particular broker-dealer may exceed customary commissions. We do not know of any arrangements by any of the selling stockholders for the sale of any of their shares.

        The selling stockholders and broker-dealers, if any, acting in connection with sales by the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale by them of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

        We have advised the selling stockholders that the anti-manipulative rules under the Exchange Act, which are set forth in Regulation M, may apply to their sales in the market. We have furnished the selling stockholders with a copy of Regulation M, and we have informed them that they should deliver a copy of this prospectus when they sell any shares.

                              AVAILABLE INFORMATION

        We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's EDGAR system. You may inspect these documents and copy information from them at the Commission's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

        We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this Prospectus. You may inspect or copy the registration statement at the Commission's public reference facilities or its website.

        We furnish our stockholders with annual reports containing audited financial statements and with such other periodic reports as we from time to time deems appropriate or as may be required by law. We use the calendar year as its fiscal year.

        You should rely only on the information contained in this Prospectus and the information that we have referred you to. We have not authorized any person to provide you with any information that is different.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We have filed the following documents with the Commission. We are incorporating these documents in this prospectus, and they are a part of this prospectus.

        (1) Our Annual Report on Form 10-K for the year ended December 31, 1998, which we amended by three amendments on Form 10-K/A;

        (2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

        (3)    Our Proxy Statement for our 1999 Annual Meeting of Stockholders;

        (4) Our Current Report on Form 8-K, dated March 25, 1999, which we filed with the SEC on March 30, 1999; and

        (5) Our registration statement on Form 8-A, which became effective on August 13, 1996.

        We are also incorporating by reference in this prospectus all documents which we file pursuant to Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934, as amended, after the date of this prospectus. Such documents are incorporated by reference in this prospectus and are a part this prospectus from the date we file the documents with the Commission.

        If we file any document with the Commission that contains information which is different from the information contained in this prospectus, you may rely only on the most recent information which we have filed with the Commission.

        We will provide a copy of the documents referred to above without charge if you request the information from us. However, we may charge you for the cost of providing any exhibits to any of these documents unless we specifically incorporate the exhibits in this prospectus. You should contact Mr. Anthony F. Grisanti, Chief Financial Officer, Netsmart Technologies, Inc., 146 Nassau Avenue, Islip, New York 11751, telephone (516) 968-2000, if you wish to receive any of such material.

                                  LEGAL MATTERS

        The validity of the common stock offered hereby has been passed upon by our counsel, Esanu Katsky Korins & Siger, LLP. An attorney who is of counsel at such firm and the defined benefit plan for such attorney own a total of 4,000 shares of common stock.

                                     EXPERTS

        The consolidated financial statements incorporated by reference in this prospectus to the extent and for the periods indicated in their reports have been audited by Richard A. Eisner & Company, LLP , independent certified public accountants, and Moore Stephens, P.C., independent certified public accountants, and are included herein in reliance upon the authority of such firms as experts in accounting and auditing in giving such reports.

                                     PART II

               INFORMATION REQUESTED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Relevance.
         ---------------------------------------

        The following documents have been filed by Netsmart Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 0-21177) and are incorporated herein by reference:

        (1)    Our Annual  Report on Form 10-K for the year ended  December  31,
               1998, which we amended by three amendments on Form 10-K/A;
        (2)    Our Quarterly Reports on Form 10-Q for the quarters ended March
               31, 1999, June 30, 1999 and September 30, 1999;
        (3)    Our Proxy Statement for our 1999 Annual Meeting of Stockholders;
        (4) Our Current Report on Form 8-K, dated March 25, 1999, which we filed with the SEC on March 30, 1999; and (5) Our registration statement on Form 8-A, which became effective on August 13, 1996.

        All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities hereby have been sold or which deregisters securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        The exhibit index appears on page II-2 of this Registration Statement.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not applicable

Item 6.  Indemnification of Officers and Directors.
         -----------------------------------------

        Under the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any director, officer, employee or agent against expense (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any specified threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         Article   EIGHTH   of  the   Registrant's   Restated   Certificate   of
Incorporation provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

        The Company also maintains directors and officers liability insurance ("D&O Insurance"). The D&O Insurance covers any person who has been or is an officer or director of the Company or of any of its subsidiaries for all expense, liability and loss (including attorneys' fees, investigation costs, judgments, fines, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, net of the deductible.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

        The Registrant issued 10,000 shares of common stock to Joseph Sicinski in January 2000 upon exercise of an option. Mr. Sicinski is a director of the Registrant. The issuance of such shares was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

Item 8.  Exhibits
         --------

          4.1(1)    1993 Long-Term Incentive Plan.
          4.2(2)    1998  Long-Term  Incentive Plan (as amended  through
                    November 3, 1998)
          5.1(3)    Opinion of Esanu Katsky Korins & Siger, LLP.
         23.1       Consent of Richard A. Eisner & Company, LLP (Page II-5)
         23.2       Consent of Moore Stephens, P.C. (Page II-6)
         23.3       Consent of Esanu Katsky Korins & Siger, LLP (contained in
                    Exhibit 5.1 hereto).
         24.1       Power of Attorney (included on the signature page).

----------
1 Filed as an exhibit to the Registrant's registration statement on Form S-1, File No. 333-2550, which was declared effective by the Commission on August 13, 1996.
2 Included as Exhibit A to the Registrant's proxy statement dated September 30, 1999, relating to its 1999 Annual Meeting of Stockholders.
3       Filed herewith

Item 9.  Undertakings.
         -------------

        (a)    The undersigned registrant hereby undertakes:

               (1)    To file,  during any  period in which  offers or sales are
                      being   made,   a   post-effective   amendment   to   this
                      Registration Statement:

                      (i)    To include any prospectus required by Section 10(a)
                             (3) of the Securities Act of 1933, as amended
                             (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided,   however,   that   paragraphs   (a)(1)(i)   and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, State of New York on this 1st day of February, 2000.

                                            NETSMART TECHNOLOGIES, INC.


                                            By:  /s/ James L. Conway
                                               -------------------------
                                               James L. Conway, President and
                                               Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James L. Conway and Anthony F. Grisanti or either of them acting in the absence of the others, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Signature                        Title                            Date
---------                        -----                            ----

/s/ James L. Conway           President,
-----------------------       Chief Executive Officer        February 1,  2000
James L. Conway               and Director
(Principal Executive Officer)


/s/ Anthony F. Grisanti       Chief Financial Officer        February 1,  2000
-----------------------
Anthony F. Grisanti
(Principal Financial
and Accounting Officer)


/s/ Edward D. Bright          Director                       February 1,  2000
-----------------------
Edward D. Bright


/s/ John F. Phillips          Director                       February 1,  2000
-----------------------
John F. Philips


                              Director                       February 1,  2000
-----------------------
Gerald O. Koop


                              Director                       February 1,  2000
-----------------------
Joseph G. Sicinski

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 1999 (with respect to Note 17, April 8, 1999) with respect to the financial statements of Netsmart Technologies, Inc. (the "Company"), which was included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended on Form 10-K/A, and to the reference to our firm under the heading "Experts" in the prospectus.


                                       RICHARD A. EISNER & COMPANY, LLP
New York, New York
January 26, 2000

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 1998 [Except for Note 19, as to which the date is April 2, 1998], the financial statements of Netsmart Technologies, Inc. (the "Company"), which was included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference in this Registration Statement, and to the use of our name, and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.


                                                MOORE STEPHENS, P.C.
                                                Certified Public Accountants.

Cranford, New Jersey
February 1, 2000